Exhibit 99.1

Pluristem and Sosei CVC Advancing Towards Finalizing Joint Venture for
the Commercialization of PLX-PAD in Japan

HAIFA, ISRAEL, March 30, 2017- Pluristem Therapeutics Inc. (NASDAQ: PSTI), (TASE: PSTI), a leading developer of placenta-based cell therapy products today announced advancement in discussions with Sosei Corporate Venture Capital Ltd. (Sosei CVC) towards establishing a new corporation to pursue the clinical development and commercialization of Pluristem’s PLX-PAD cell therapy product in Japan.

Pluristem and Sosei CVC currently anticipate definitive agreements are to be finalized in the coming months, rather than by March 31, 2017 as previously announced.

Safe Harbor Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. For example, we are using forward-looking statements when we discuss the establishment of a Japanese new corporation; when we discuss the parties’ plan to enter into definitive agreements and the proposed timing of execution of such agreements; and when we discuss the pursuit of clinical development and commercialization in Japan. Further, although Pluristem has signed a binding term sheet with Sosei CVC, it may not be successful in negotiating definitive documentation by the date expected or at all, and even if successful, the transaction may not be completed if the conditions to closing are not met. These forward-looking statements and their implications are based on the current expectations of the management of Pluristem only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; we may encounter delays or obstacles in launching and/or successfully completing our clinical trials; our products may not be approved by regulatory agencies, our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products; unforeseen scientific difficulties may develop with our process; our products may wind up being more expensive than we anticipate; results in the laboratory may not translate to equally good results in real clinical settings; results of preclinical studies may not correlate with the results of human clinical trials; our patents may not be sufficient; our products may harm recipients; changes in legislation; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Pluristem to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Pluristem undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting Pluristem, reference is made to Pluristem's reports filed from time to time with the Securities and Exchange Commission.

Contact:
Karine Kleinhaus, MD, MPH
Divisional VP, North America
1-914-512-4109
karinek@pluristem.com

Efrat Kaduri
Head of Investor and Public Relations
972-74-7108600
efratk@pluristem.com